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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                             ---------------------

                    Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 29, 2004

                             Wynn Resorts, Limited
            (Exact Name of Registrant as Specified in its Charter)

            Nevada                        000-50028              46-0484987
(State or Other Jurisdiction of   (Commission File Number)    (I.E. Employer
       Incorporation)                                       Identification No.)

       3131 Las Vegas Boulevard South
             Las Vegas, Nevada                                    89109
  (Address of Principal Executive Offices)                     (Zip Code)

                                (702) 770-7555
             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01.  Entry into a Material Definitive Agreement.

On December 29, 2004, the Registrant's subsidiary Wynn Las Vegas, LLC entered into an agreement with the Registrant's Chairman and Chief Executive Officer, Stephen A. Wynn, for the lease of a villa suite in the Wynn Las Vegas resort to Mr. Wynn and his wife, Elaine P. Wynn, a director of the Registrant, as their personal residence. The agreement becomes effective on the earlier of the date that Mr. and Mrs. Wynn first occupy the suite or the initial opening of Wynn Las Vegas to the public. Wynn Las Vegas is expected to open to the public on April 28, 2005. The term of the agreement continues from year to year unless terminated on at least 90 days' written notice prior to the end of any lease year, or upon the death of Mr. Wynn. The rental shall be determined each year by the Audit Committee of the Board of Directors of the Registrant (the "Audit Committee"), and will be based on the fair market value of the use of the suite accommodations. The Audit Committee has determined that the rental for the first lease year will be $580,000.00. All services for, and maintenance of, the suite are included in the rental, with certain exceptions.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 4, 2005

                                        Wynn Resorts, Limited


                                        By: /s/ John Strzemp
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                                            John Strzemp
                                            Chief Financial Officer